UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	0214 (Zip Code)
Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement
     On February 14, 2006, the Compensation and Management Development Committee of the Registrant’s Board of Directors approved grants of 20,000 options for the purchase of the Registrant’s common stock and 8,000 restricted stock units to be settled in shares of the Registrant’s common stock to Susan H. Alexander, Executive Vice President, General Counsel. The grants were made under the Registrant’s 2005 Omnibus Equity Plan. The restricted stock units vest as to 33 1/3% of the units upon Ms. Alexander’s completion of one year of service with the Registrant from the date of grant, and as to an additional 33 1/3% for each year of service thereafter, until fully vested, except as otherwise provided in the 2005 Omnibus Equity Plan. The stock options vest as to 25% of the shares upon Ms. Alexander’s completion of one year of service with the Registrant from the date of grant, and as to an additional 25% of the shares for each year of service thereafter, until fully vested, except as otherwise provided in the 2005 Omnibus Equity Plan. The exercise price for the stock options is $44.38, the closing price of the Registrant’s common stock on February 14, 2006.
Item 2.02 Results of Operations and Financial Condition.
     The press release attached as Exhibit 99.1 includes information with respect to the Registrant’s adjusted non-GAAP earnings per share and net income for the fourth quarter and the full year of 2005 and 2004. These are non-GAAP financial measures. The non-GAAP financial measures are utilized by management to gain an understanding of the comparative financial performance of the Registrant’s business. The Registrant’s management believes that the non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Registrant’s business or the prospects of future performance such as charges related to purchased in-process research and development, amortization of intangibles, inventory step-up values, in period costs of sales and certain litigation. The Registrant’s management uses these measures to establish operational goals and believes that these non-GAAP measures may assist investors in analyzing the underlying trends in the Registrant’s business over time. The presentation of this information in the press release is not meant to be considered in isolation or as a substitute for GAAP financial measures.
     This press release is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such documents be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01 — Financial Statements and Exhibits

99.1	The Registrant’s Press Release dated February 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Susan H. Alexander
Susan H. Alexander
Executive Vice President, General Counsel

Date: February 15, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	The Registrant’s Press Release dated February 15, 2006.